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                                                                   EXHIBIT 99(1)


Contact:     Josh Hirsberg - Investors          Gary Thompson - Media
             HARRAH'S ENTERTAINMENT, INC.       HARRAH'S ENTERTAINMENT, INC.
             (702) 407-6376                     (702) 407-6529

RELEASE #HET 04-0248

            HARRAH'S ENTERTAINMENT TO ACQUIRE HARVEYS CASINO RESORTS FROM COLONY CAPITAL INVESTORS III, L.P., FOR $625 MILLION

      LAS VEGAS, April 24, 2001 - Harrah's Entertainment, Inc. (NYSE:HET), the leading consumer-marketing company in the gaming industry, announced today it has agreed to acquire Harveys Casino Resorts from Colony Capital Investors III, L.P., for a total price of $625 million, inclusive of the existing debt. Harrah's also will assume a $50 million off-balance-sheet obligation of Harveys.

      The acquisition is subject to customary regulatory approvals and is expected to close during the third quarter or as soon as practical once approvals have been obtained. This transaction has been approved by the Board of Directors of Harrah's Entertainment and by Colony Capital.

      As part of the purchase agreement, Harrah's Entertainment will acquire Harveys Resort & Casino in Lake Tahoe, Nev.; the Harveys Casino Hotel and the Bluffs Run Casino, both in Council Bluffs, Iowa, and Harveys Wagon Wheel Hotel/Casino in Central City, Colo. Harrah's will not acquire Colony Capital's agreement to purchase the Resorts Casino Hotel in Atlantic City.

      "We are extremely pleased with the agreement to acquire Harveys," said Phil Satre, Harrah's Entertainment Chairman and Chief Executive Officer.

      "We believe the synergies between Harrah's and Harveys are very similar to those we have already achieved from the acquisition of Players International, Inc., which was completed in March 2000," Satre said. "The Harveys properties

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are an excellent complement to our existing geographic network of casino locations and will allow us to further expand the revenue and earnings capabilities of our industry-leading customer-loyalty program, Total Rewards."

      For the 12 months ended Feb. 28, 2001, Harveys reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) from continuing operations of approximately $110 million. The purchase price, therefore, represents approximately 5.7 times EBITDA for the 12 months ended Feb. 28.

      "We expect to add approximately $25 million to Harveys annual EBITDA within 18 months of completing the acquisition," Satre said. "This is expected to be realized by elimination of redundant corporate overhead, reduced operating costs resulting from the consolidation of property administrative functions, and the implementation of Total Rewards in Lake Tahoe and the two Council Bluffs operations.

      "The consolidation of the Harrah's and Harveys operations in Lake Tahoe will allow us to improve performance and reduce operating costs by combining many aspects of what are today two separate facilities," Satre said. "We expect this combination to assist both properties in dealing with the expansion of Indian gaming in Northern California and to provide customers with a higher-quality gaming-entertainment experience by combining the best aspects of both facilities.

      "Lake Tahoe is one of the country's most spectacular resort destinations, and one of the most alluring for casino customers worldwide," he said. "By consolidating two of Northern Nevada's finest facilities, we will be able to offer a broader array of amenities at a compelling value that will enhance their ability to

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attract customers who visit other Nevada casinos and California Indian gaming locations. In addition, we expect Harveys customers will recognize the benefits of consolidating their play under the Total Rewards program, voted the best slot club in every market where it is offered."

      The acquisition of the two Council Bluffs properties will enable Harrah's to introduce its unique brand of casino entertainment to customers from the western Iowa and eastern Nebraska markets, which generated approximately $350 million of gaming revenue last year.

      "The two Harveys facilities in Council Bluffs have a combined database of more than 600,000 customers, virtually all of whom will be new to Harrah's," Satre said. "We plan to convert the Harveys Casino Hotel there to the Harrah's brand within 12 months of completing the acquisition, and maintain the Bluffs Run Casino operation as a separate branded facility that will have the technology and loyalty-building tools common to all Harrah's-operated properties.

      "The addition of Harveys Council Bluffs players to our database of more than 20 million customers should strengthen cross-market play across the entire Harrah's network and give Council Bluffs customers access to the benefits of Total Rewards," Satre said. "Total Rewards' robust relationship-building tools should provide Council Bluffs management with the ability to generate customer loyalty in the same fashion as in other markets where we've converted assets to the Harrah's brand."

      Harrah's expects to make no change in the operation of Harveys Wagon Wheel Casino Hotel in Central City, Colo.

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      Harrah's expects to finance the acquisition, including refinancing of
Harveys existing debt, through issuance of public debt or bank-credit facilities. Harveys had about $367 million of debt outstanding as of Feb. 28, 2001, including $150 million of 10 5/8 percent Senior Subordinated Notes due 2006. Those Notes are callable after June 1, 2001, at a premium.

      Earlier this year, Harrah's refinanced a portion of its existing debt by issuing $500 million of 10-year, 8 percent Senior Notes. These Notes received investment-grade ratings from Moody's Investors Service and Standard & Poor's. Harrah's expects to maintain its investment-grade credit ratings following the acquisition of Harveys.

      Harrah's is being advised in this transaction by Deutsche Banc Alex. Brown. CIBC World Markets also advised Harrah's.

      Harrah's Entertainment will host a conference call for interested parties on Tuesday, April 24, 2001, at 5:15 p.m. Eastern Daylight Time to discuss the Harveys transaction. Those interested in participating in the call may dial 1-888-413-5785, or 1-703-871-3796 for international callers, approximately 10 minutes before the call start time. A taped replay of the conference call can be accessed at 1-888-266-2081, or 1-703-925-2533 for international callers, beginning at 9:15 p.m. EDT April 24. The replay will be available through midnight EDT on Wednesday, May 1. The passcode for the replay is 5184801.

      Interested parties wanting to listen to the live conference call on the Internet may do so on the company's web site - WWW.HARRAHS.COM - in the Investor Relations section behind the "About Us" tab.

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      Founded more than 60 years ago, Harrah's Entertainment, Inc. is the most recognized and respected name in the casino-entertainment industry, operating 21 casinos in the United States under the Harrah's, Showboat, Rio and Players brand names. With a combined database of more than 20 million players, Harrah's Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

      This release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, such statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Such risks and uncertainties include, but are not limited to, economic, bank, equity and debt-market conditions, changes in laws or regulations, third-party relations and approvals, decisions of courts, regulators and governmental bodies, factors affecting leverage, including interest rates, abnormal gaming holds, and effects of competition.

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